AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "Agreement") is made as of December 20, 2000, by and among bigchalk.com, inc., a Delaware corporation (the "Company"), holders of Series A Preferred Stock and/or Series A-2 Preferred listed on Schedule A hereto (collectively the "Series A Investors" and individually a "Series A Investor"), the purchasers of Series B Preferred Stock listed on Schedule A hereto (collectively the "Series B Investors" and individually a "Series B Investor", and together with the Series A Investors, collectively the "Investors" and individually an "Investor"), holders of the Company's outstanding Common Stock, $.01 par value per share (the "Common Stock"), who appear on Schedule A hereto (collectively the "Founders", unless otherwise indicated on Schedule A), and any subsequent stockholder of the Company who becomes a party to this Agreement pursuant to the terms and conditions hereof (collectively, the "Additional Stockholders," and with the Series A Investors, the Series B Investors, the Founders and the other holders of Common Stock, listed on Schedule A, sometimes hereinafter collectively referred to herein as the "Stockholders" or individually as a "Stockholder"). For the purposes of this Agreement, the term "Series A Preferred Stock" includes Series A Preferred Stock and Series A-2 Preferred Stock of the Company. "Preferred Stock" shall mean Series A Preferred Stock and Series B Preferred Stock.

WHEREAS, in connection with the sale and issuance of its Series A Preferred Stock, the Company entered into that certain Stockholders Agreement dated January 10, 2000 (the "Original Agreement") with the purchasers of such Series A Preferred Stock under the Series A Stock Purchase Agreement (the "Series A Stock Purchase Agreement") and the Founders.

WHEREAS, the Company and the undersigned Series A Investors and Founders, representing sufficient voting interests to modify the Original Agreement, desire to amend and restate the Original Agreement and to accept the rights created pursuant hereto in lieu of the rights under the Original Agreement.

WHEREAS, the Company and the Series B Investors are entering into a Series B Preferred Stock Purchase Agreement (the "Series B Stock Purchase Agreement") of even date herewith whereby the Company will sell, and the Series B Investors will purchase, Series B Preferred Stock of the Company (the "Series B Financing").

WHEREAS, the closing of the Series B Financing is conditioned upon the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, and the Company, the Founders and the Series A Investors hereby amend and restate the Original Agreement in its entirety, as follows:

  ELECTION OF DIRECTORS

    Election of Directors. At each annual meeting of the stockholders of the Company, or at each special meeting of the stockholders of the Company involving the election of directors of the Company, and at any other time at which stockholders of the Company will have the right to or will vote for or render consent in writing regarding the election of directors of the Company, then and in each event, the Stockholders hereby covenant and agree to vote all shares of voting capital stock of the Company presently owned or hereafter acquired by them (whether owned of record or over which any person exercises voting control) in favor of the following actions:
      to fix and maintain the number of directors initially at thirteen which number may not be further changed except by an amendment to this Agreement approved by the consent of the holders of fifty-one percent (51%) or more of the Preferred Stock; and
      to cause and maintain the election to the Board of Directors of the Company:
        so long as at least one-third of the number of shares of Series A Preferred Stock set forth on Schedule A are outstanding, three representatives designated by the Series A Investors, one of whom shall be a representative of TBG Information Investors LLC (the "TBG Director"), who shall initially be Oakleigh Thorne, one of whom shall be a representative of Core Learning Group LLC (the "Core Learning Director"), who shall initially be William Oberndorf, and the other of whom shall be a representative of the Series A Investors as a class (the "Series A Investor Director" and, with the TBG Director and the Core Learning Director, the "Series A Investor Directors"), who shall initially be George Jenkins;
        so long as Bell & Howell Company controls one-third of the number of shares of Common Stock held by Bell & Howell Company and its subsidiaries, as listed on Schedule A, three nominees designated by Bell & Howell Company, subject to Section 1.2 below (the "Bell & Howell Common Directors");
        so long as Infonautics, Inc. controls one-third of the number of shares of Common Stock held by Infonautics, Inc., listed on Schedule A, two nominees designated by Infonautics, Inc., who shall initially be Lloyd Morrisett and David Van Riper Morris;
        two nominees represented by the Company's management, who shall initially be John J. Lynch, Jr. and Susan Harman; and
        so long as at least one-third of the number of shares of Series B Preferred Stock set forth on Schedule A are outstanding, three representatives designated by the Series B Investors, one of whom shall be a representative of Bell & Howell Company (the "Bell & Howell Series B Director"), provided, that Bell & Howell Company holds at least thirty percent (30%) of the number of shares of Series B Preferred Stock set forth on Schedule A opposite Bell & Howell Company's name, and the other directors shall be representatives of the Series B investors as a class (the "Series B Investor Directors").

    The Series A Investor Director shall be nominated by holders of a majority of the outstanding Series A Preferred Stock owned by the Series A Investors. The Series B Investor Directors shall be nominated by holders of a majority of the outstanding Series B Preferred Stock owned by the Series B Investors other than Bell & Howell Company (as long as Bell & Howell Company is entitled to nominate the Bell & Howell Series B Director).

    Removal of Bell & Howell Directors. Notwithstanding the foregoing, if Bell & Howell Company has entered into, or is actively preparing to enter into, significant competition with the Company, then (i) Bell & Howell shall thereafter have no rights to designate representatives to the Board of Directors of the Company; (ii) the Bell & Howell Common Directors and Bell & Howell Series B Directors shall immediately resign as directors; (iii) the Company shall use its reasonable efforts to amend its Certificate of Incorporation, Bylaws and this Agreement to reduce the number of directors by three (3) to eliminate the vacancies resulting from the resignation of the Bell & Howell Common Directors; and (iv) the Board seat designated as the Bell & Howell Series B Director thereafter shall therefore be nominated by a majority of the outstanding Series B Preferred Stock owned by the Series B Investors.
    Removal of Directors; Vacancy. Subject to Section 1.2 above, none of the parties hereto, except in the case of a director designated or nominated by any such party by right in accordance with Section 1.1(b), shall vote any voting capital stock held by it to remove a director, except for bad faith or willful misconduct. Any vacancy in the Board of Directors may only be filled by the party (or class of securities) which, pursuant to Section 1.1, has the right to designate a director to fill such directorship. Each of the parties hereto shall vote or cause to be voted all shares of voting capital stock owned by them or over which they have voting control (i) to remove from the Board of Directors any director designated by any party pursuant hereto at the request of such party, and (ii) to fill any vacancy in the membership of the Board of Directors with a designee pursuant to the terms of this Agreement.
    Notice. The Company shall provide to each party entitled to designate directors hereunder prior written notice of any intended mailing of notice to stockholders for a meeting at which directors are to be elected, and any party entitled to designate directors pursuant hereto shall notify the Company in writing, prior to such mailing, of the person designated by it or them as its or their nominee for election as director. If any party entitled to designate directors hereunder fails to give notice to the Company as provided above, it shall be deemed that the designee of such party then serving as director shall be its designee for reelection.
    Committees. The Board of Directors shall establish an Audit and a Compensation Committee of the Board of Directors, each of which (i) shall consist of three "Non-Employee Directors" (as that term is defined in Rule 16b-3 of the Exchange Act of 1934, as amended), and (ii) shall include at least one of the Series A Investor Directors or the Series B Investor Directors who shall be different for each of the Audit and Compensation Committee. Any other committee of the Board shall have at least one of the Series A Investor Directors or the Series B Investor Directors as a member.
    Observer Rights. As long as any Series A Investor owns not less than ten percent (10%) of the shares of Series A Preferred Stock issued pursuant to the Series A Stock Purchase Agreement (or an equivalent amount of Common Stock issued upon conversion thereof) and such Series A Investor is not otherwise represented on the Board by one of the Series A Investor Directors or Series B Investor Directors directly affiliated with them and as long as any Series B Investor owns not less than ten percent (10%) of the shares of Series B Preferred Stock issued pursuant to the Series B Stock Purchase Agreement (or an equivalent amount of Common Stock issued upon conversion thereof) and such Series B Investor is not otherwise represented on the Board by one of the Series B Investor Directors or Series A Investor Directors directly affiliated with them, the Company shall invite a representative of each such Investor to attend all meetings of its Board of Directors in a nonvoting-observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other materials it provides to its directors; provided, however, that such representative shall agree to hold such in confidence; and, provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting will adversely affect the attorney-client privilege between the Company and its counsel.
    Approval of Indebtedness. So long as at least one-third of the number of shares of Series A Preferred Stock and Series B Preferred Stock set forth on Schedule A are outstanding, the Company will not incur indebtedness in excess of $2,500,000, in one or a series of related transactions, without the prior approval of a majority of the directors nominated by the holders of Preferred Stock.
    Termination of Rights. The rights and obligations of the Company and the Stockholders set forth in this Article I shall terminate upon the earlier of (i) the consummation of a sale of two-thirds or more of the Series A Preferred Stock and Series B Preferred Stock held by the Stockholders immediately after all closings of the Series B Financing and (ii) the closing of an underwritten public offering of shares of Common Stock of the Company at a public offering price of at least $11.50 per share (as adjusted for any stock split, stock dividend or recapitalization after the date of the first issuance of the Series A Preferred Stock) and gross proceeds to the Company in excess of $40,000,000 (a "Qualified IPO"). Additionally, with respect to each party which has the right to designate or nominate a director pursuant to Section 1.1(b) above, such right shall terminate if such party holds less than 100,000 shares of Common Stock of the Company (assuming the conversion of all Series A Preferred Stock and Series B Preferred Stock, if applicable, and as adjusted for stock split, dividend, combination or like forms of recapitalization). Any vacancy in the Board of Directors resulting from the termination of such right shall be filled by a director elected by all holders of voting capital stock of the Company in a single class.

  RIGHTS OF FIRST REFUSAL AND CO-SALE

    Proposed Transfer of Shares. The Stockholders shall not transfer either in a single transaction or in a series of transactions any shares of capital stock of the Company (the "Shares") or any right or interest therein then owned by him or it except by a transfer that meets the requirements of this Article II and of this Agreement generally. In the event that a Stockholder (a "Transferring Stockholder") proposes to transfer any portion of the Shares (each, a "Shares Transfer"), whether voluntarily or involuntarily, other than a Permitted Transfer (as defined below), then at least sixty (60) days prior to any proposed Shares Transfer, such Transferring Stockholder shall give written notice (the "TS Notice") to the Company and the Investors of his or its intention to effect the Shares Transfer. The TS Notice shall set forth (i) its bona fide intention to offer such shares, (ii) the class, series and number of Shares to be sold by the Transferring Stockholder (the "Sale Shares"), (iii) the date or proposed date of the Shares Transfer and the name and address of the proposed transferee, and (iv) the principal terms of the Shares Transfer, including the cash or other property or consideration to be received upon such Shares Transfer. The term "Permitted Transfer" shall mean (i) a Shares Transfer made pursuant to the rights and obligations set forth in Article X of the Master Transaction Agreement, dated as of July 8, 1999, as amended on September 28 and December 15, 1999, by and among certain of the Founders, Bell & Howell Company and Infonautics Corporation (the "MTA"), (ii) a Shares Transfer from a Stockholder to one or more of its "Affiliates" or "Subsidiaries" as those terms are defined in Rule 405 ("Rule 405") of the Securities Act of 1933, as amended, (iii) a Shares Transfer to a spouse (other than pursuant to any divorce or separation proceedings or settlement), parents, children (natural or adopted), stepchildren or grandchildren or a trust for any of their benefit in the case of a Transferring Stockholder that is an individual, or (iv) a pro rata distribution of the Shares to such Stockholde's partners, members or stockholders based on such partners, members or stockholders' ownership interests in the Stockholder in the case of a Transferring Stockholder that is a partnership, limited liability company or corporation, as the case may be (each recipient pursuant to any of (i), (ii), (iii) or (iv) being a "Permitted Transferee"); provided, however, that prior to such Shares Transfer, such Permitted Transferee shall agree in writing to be bound by the obligations imposed upon Stockholders under this Agreement as if such transferee were originally a signatory to this Agreement.
    Right of First Refusal.
      Exercise by the Company. At any time within fifteen (15) days after receipt of the Notice, the Company may elect by giving written notice to the Transferring Stockholder to purchase all or a portion of the Sale Shares at the purchase price set forth in the TS Notice.
      Exercise by the Investors and Founders. If the Company does not choose to purchase all of the Sale Shares within fifteen (15) days after receipt of the TS Notice, each of the Investors and Founders may elect, by giving written notice to the Transferring Stockholder within forty-five (45) days after receipt of the TS Notice, to purchase all or a portion of the Sale Shares not purchased by the Company at the purchase price set forth in the TS Notice. If the total number of shares the Investors and Founders offer to purchase exceeds the number of the available Sale Shares, each Investor and Founder shall be entitled to purchase such Investor's or Founder's pro rata share of the Sale Shares, based on the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held by such Investor or Founder, bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held by the participating Investors and Founders. If any Investor or Founder does not exercise its right of first refusal, each of the Investors and Founders which did exercise their right of first refusal shall have the right, exercisable within fifteen (15) days following the date which is forty-five (45) days after receipt of the TS Notice, to elect to purchase any or all of such unpurchased Sale Shares. The Sale Shares that would otherwise have been allocated to the non-exercising Investor or Founder shall be allocated to each Investor or Founder which so exercises its right within such fifteen (15) day period on a pro rata basis.
      Purchase Price. The purchase price ("Purchase Price") for the Sale Shares purchased by the Company and the Investors and Founders shall be the price set forth in the TS Notice (the "Offered Price"). If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the board of directors of the Company in good faith.
      Payment. If the Company or the Investors and Founders elect to purchase the Sale Shares, payment of the Purchase Price shall be made, at the option of the Company or the Investors and Founders, as the case may be, in cash, by cancellation of all or a portion of any outstanding indebtedness of the Transferring Stockholder to the applicable purchaser, or by any combination thereof, by the date which is ninety (90) days after receipt of the TS Notice.
      Transferring Stockholder's Right to Transfer. If all of the Sale Shares proposed in the TS Notice to be transferred are not purchased by the Company and the Investors and Founders as provided in this Article II, the Transferring Stockholder may sell or otherwise transfer the Sale Shares not purchased by the Company and the Investors and Founders to the proposed transferee at no less than ninety percent (90%) of the Offered Price or at a higher price, provided that such sale or other transfer (i) complies with the provisions of this Article II, including without limitation the co-sale rights in Section 2.3 below, (ii) is consummated within ninety (90) days after receipt of the TS Notice, (iii) is in accordance with all the terms of this Agreement and all other agreements between the Transferring Stockholder and the Company and (iv) is effected in accordance with any applicable securities laws. If the Sale Shares are not transferred to the proposed transferee within such period, a new TS Notice shall be given to the Company and the Investors and Founders, who shall again be offered a right of first refusal pursuant to this Agreement, before any Sale Shares held by the Transferring Stockholder may be sold or otherwise transferred.
    Right to Participate in Transfer. To the extent the Company and the Investors and Founders decline to exercise their right of first refusal (set forth in Section 2.2 hereof), the Transferring Stockholder shall send a written notice (the " Second Notice") to all Investors as to their rights under this Section 2.3 within sixty (60) days of sending the TS Notice pursuant to Section 2.2. Upon receipt of the Second Notice, each Investor shall have the right (by written notice to the Transferring Stockholder and the Company to be sent within twenty (20) days after the Investor receives the Second Notice) to require the Transferring Stockholder to cause to be purchased from such Investor the number of shares of Common Stock issued or issuable upon conversion of shares of Series A Preferred Stock or Series B Preferred Stock, as applicable, then held by such Investor that equals (x) the number of Sale Shares that the Transferring Stockholder proposes to transfer, multiplied by (y) the percentage determined by dividing (i) the number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by the Investor by (ii) the number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by all of the Investors plus the number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by the Transferring Stockholder. Any such purchase shall take place concurrently with the closing of the applicable Shares Transfer and in any event within ninety (90) days after receipt of the TS Notice. The foregoing restriction shall not apply to a transfer or series of transfers by an employee or employees of the Company which transfer or series of transfers results in the transfer of less than five percent (5%) of the Shares outstanding on a fully diluted basis (including, for purpose of such calculation, all Shares issuable upon exercise of outstanding options as being issued for any such employee and for outstanding Shares generally).
    Terms of Purchase. The purchase from the Investors pursuant to Section 2.3 shall be on the same terms and conditions, including per Share price and date of Shares Transfer, as are received by the Transferring Stockholder and stated in the Second Notice provided to the Investors; provided, however, that, in all events, the Sale Shares (and any shares sold by Investors in accordance with this Section 2.3 above) shall continue to be subject to the terms of this Agreement and any such transferee shall agree in writing to be bound by the obligations imposed upon Stockholders under this Agreement as if such transferee were originally a signatory to this Agreement.
    Transfers Void. Any attempted Shares Transfer by the Stockholders in violation of the terms of this Article II shall be ineffective to vest in any transferee any interest held by the Transferring Stockholder in the Shares. Without limiting the foregoing, any purported Shares Transfer in violation hereof shall be ineffective as against the Investors and the Investors shall have a continuing right and option (but not an obligation), until the restrictions contained in this Article II terminate, to purchase the Shares purported to be transferred by the Transferring Stockholders for a price and on terms the same as those at which the purported Shares Transfer was effected.
    Termination of Restrictions. The restrictions in this Article II shall terminate upon the consummation of a Qualified IPO.

  RIGHT OF FIRST OFFER

    Right of First Offer. Subject to the terms and conditions specified in this Article III, the Company hereby grants to each Investor and each Founder a right of first offer with respect to future sales by the Company of its Shares or securities convertible into or exercisable for any Shares (collectively, "Offered Securities"). For purposes of this Section, "Investor" includes transferees of any Investor and any general partners, members and/or affiliates of an Investor and "Founder" includes transferees of any Founder. An Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

    Each time the Company proposes to offer any Offered Securities, the Company shall first make an offering of such Offered Securities to each Investor and Founder in accordance with the following provisions:

      The Company shall deliver written notice (the "Offer Notice") to the Investors and Founders stating (i) its bona fide intention to offer such Offered Securities, (ii) the class, series and number of Offered Securities to be offered, and (iii) the price and terms upon which it proposes to offer such Offered Securities.
      Within thirty (30) days after receipt of the Offer Notice, each Investor and Founder may elect to purchase, at the price and on the terms specified in the Offer Notice, up to that portion of such Offered Securities which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Series A Preferred Stock and the Series B Preferred Stock then held, by such Investor or Founder, as the case may be, bears to the total number of shares of Common Stock of the Company (assuming full conversion and exercise of all convertible or exercisable securities) then held by all the Company's Stockholders. The Company shall promptly give written notice to each Investor and Founder which purchases all the Offered Securities available to it (each, a "Fully-Exercising Investor or Founder") of any other Investor's or Founder's, as the case may be, failure to do likewise. During the twenty (20) day period commencing after receipt of such information, each Fully-Exercising Investor or Founder shall be entitled to obtain that portion of the Offered Securities not subscribed for by the Investors or Founders equal to the proportion the number of shares of Common Stock issued and held, or issuable upon conversion of Series A Preferred Stock or Series B Preferred Stock then held, by such Fully-Exercising Investor or Founder bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Series A Preferred Stock or Series B Preferred Stock then held, by all Fully-Exercising Investors or Founders who wish to purchase some of the unsubscribed shares.
      If all Offered Securities are not purchased as provided in subsection (b), the Company may, during the forty-five (45) day period following the expiration of the period provided in subsection (b) hereof, offer the remaining unsubscribed portion of such Offered Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Notice. If the Company does not enter into an agreement for the sale of the Offered Securities within such period, or if such agreement is not consummated within forty-five (45) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Offered Securities shall not be offered unless first reoffered to the Investors and Founders in accordance herewith.
      The right of first offer in this Article III shall not be applicable to (i) the issuance by the Company of options to employees, directors or unaffiliated consultants (or to the exercise of such options) pursuant to option plans adopted by the Board of Directors in amounts calculated as follows: (A) options to purchase up to 3,000,000 shares of Common Stock reserved for issuance (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares), (B) options to purchase such number of shares of Common Stock that equals up to twenty percent (20%) of the Series A Preferred Stock and the Series B Preferred Stock (calculated on an as-converted basis), and (C) options to purchase such number of shares of Common Stock that equals up to twenty percent (20%) of any shares of future equity issued by the Company (calculated on an as-converted basis); (ii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities; (iii) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; (iv) the issuance of securities pursuant to equipment lease financing arrangements with equipment lessors which have been approved by the Board, including a majority of the Investor Directors; (v) the issuance of securities pursuant to a Qualified IPO; or (vi) issuances of shares of Series B Preferred Stock pursuant to the Series B Stock Purchase Agreement, including shares issued to any Additional Investors (as defined in the Series B Stock Purchase Agreement).
    Termination of Rights. The rights and obligations of the Company and Stockholders set forth in this Article III shall terminate upon the Closing of a Qualified IPO.

  3.3 For purposes of this Article III, the term "Investor" shall be deemed to include the HomeworkCentral Holders (as defined in the First Amendment to Stockholders Agreement executed in connection with the Company's acquisition of Ho meworkCentral.com, Inc. on April 1, 2000), and for purposes of the HomeworkCentral Holders, the number of shares of Common Stock held by such persons shall include all shares issuable upon conversion or exercise of convertible or exercisable securities held by such persons and such persons' family members (and any trusts for the benefit thereof).

  MANAGEMENT AND CONTROL

    General. The business and affairs of the Company shall be managed, controlled and operated in accordance with its certificate of incorporation and bylaws, as the same may be amended from time to time, except that neither the certificate of incorporation nor the bylaws shall be amended in any manner that would conflict with, or be inconsistent with, the provisions of this Agreement.
    Limitation on Certain Actions by the Company.
      The Company shall not take any of the actions listed in Section 4.2 (a)(i), (ii), (iii), (iv) and (ix) below without the written consent or affirmative vote of the holders of at least seventy percent (70%) of the then outstanding shares of Series B Preferred Stock and shall not take any of the actions listed in Section 4.2 (a)(v), (vi), (vii), (viii) and (x) below without the written consent or affirmative vote of the holders of at least fifty-one percent (51%) of the then outstanding shares of Preferred Stock, voting as a single class:
        any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series B Preferred Stock;
        any action that authorizes, creates or issues shares of any class or series of stock having preferences superior to the Series B Preferred Stock;
        any action that reclassifies any outstanding shares into shares having preferences or priority as to dividends or assets senior to preferences of the Series B Preferred Stock;
        any amendment of the Company's Certificate of Incorporation that adversely affects the rights of the Series B Preferred Stock;
        any transaction which is described in Section 2(c) of Article FOURTH of the Certificate of Incorporation of the Company unless holders of Preferred Stock receive at least $4.545 per share (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares);
        the sale of all or substantially all of the Company's assets unless holders of Series A Preferred Stock receive at least $4.545 per share (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares);
        the liquidation or dissolution of the Company;
        the declaration or payment of a dividend on the Common Stock (other than a dividend payable solely in shares of Common Stock);
        taking any other actions adversely affecting the Series B Preferred Stock vis-à-vis the right of holders of any other securities of the Corporation, provided that issuances of pari passu securities shall not be deemed to be adverse affect the Series B Preferred Stock; or
        the repurchase of any shares of Common Stock except from employees upon termination of employment pursuant to the terms and conditions of employment agreements approved by the Board.
      The Company shall not take any of the actions listed in Section 4.2 (b)(i), (ii), (iii), (iv) and (v) below without the written consent or affirmative vote of the holders of at least seventy percent (70%) of the then outstanding shares of Series A Preferred Stock:
        any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock;
        any action that authorizes, creates or issues shares of any class or series of stock having preferences superior to the Series A Preferred Stock;
        any action that reclassifies any outstanding shares into shares having preferences or priority as to dividends or assets senior to preferences of the Series A Preferred Stock;
        any amendment of the Company's Certificate of Incorporation that adversely affects the rights of the Series A Preferred Stock; or
        taking any other actions adversely affecting the Series A Preferred Stock vis-à-vis the right of holders of any other securities of the Corporation, provided that issuances of pari passu securities shall not be deemed to be adverse affect the Series A Preferred Stock.

  REGISTRATION RIGHTS

    Definitions. As used in this Article V, the following terms shall have the following meanings:
      "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.
      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.
      "Holder" shall mean any holder of outstanding Registrable Securities or anyone who holds outstanding Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement.
      "Initiating Holders" shall mean any Holder or Holders of at least twenty-five percent (25%) of the Registrable Securities then outstanding.
      "Register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement, and compliance with applicable state securities laws of such states in which Holders notify the Company of their intention to offer Registrable Securities.
      "Registrable Securities" shall mean all of the following to the extent the same have not been sold to the public (i) any and all shares of Common Stock of the Company, issued or issuable, upon conversion of shares of the Company's Series A Preferred Stock, Series B Preferred Stock and up to an aggregate of 7,600,000 shares (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) of Common Stock owned by Founders; or (ii) stock issued in respect of stock referred to in (i) above in any reorganization; or (iii) stock issued in respect of the stock referred to in (i) or (ii) as a result of a stock split, stock dividend, recapitalization or combination. Notwithstanding the foregoing, Registrable Securities shall not include otherwise Registrable Securities (i) sold by a person in a transaction in which his rights under this Agreement are not properly assigned; (ii) (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale; or (iii) if they are held by a Holder who can sell all Registrable Securities held by such holder in any three-month period without registration pursuant to Rule 144.
      "Rule 144" shall mean Rule 144 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, but shall not include Rule 144A.
      "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.
    Demand Registration.
      If the Company shall receive, at any time after the earlier of December 31, 2002 or one hundred eighty (180) days following the effective date of a Qualified IPO, from Initiating Holders a written request that the Company effect any registration with respect to all or at least twenty-five percent (25%) of the issued and outstanding Registrable Securities held by Holders, the Company shall:
        promptly give written notice of the proposed registration to all other Holders; and
        as soon as practicable use its best efforts to register (including, without limitation, the execution of an undertaking to file post-effective amendments and any other governmental requirements) all Registrable Securities which the Initiating Holders request to be registered; provided, that the Company shall not be obligated to file a registration statement pursuant to this Section 5.2:
          in any particular state in which the Company would be required to execute a general consent to service of process in effecting such registration;
          within one hundred eighty (180) days following the effective date of any registered offering of the Company's securities to the general public in which the Holders of Registrable Securities shall have been able effectively to register all Registrable Securities as to which registration shall have been requested;
          in any registration having an aggregate offering price (before deduction of underwriting discounts and expenses of sale) of less than $5,000,000;
          after the Company has effected two such registrations by the Investors and two such Registrations by the Founders pursuant to this Section 5.2 and such registrations have been declared or ordered effective, except as provided in Section 5.3; or
          during the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 5.3 hereof; provided that the Company is actively employing in good faith its best efforts to cause such registration statement to become effective; and provided further that the Company may not rely on this Section 5.2(a)(ii)(E) more than once during the term of this Agreement to not register Registrable Securities pursuant to a request made by Initiating Holders pursuant to this Section 5.2.

      Subject to the foregoing clauses (A) through (E), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practical, but in any event within sixty (60) days after receipt of the request or requests of the Initiating Holders and shall use reasonable best efforts to have such registration statement promptly declared effective by the Commission whether or not all Registrable Securities requested to be registered can be included; provided, however, that if the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good-faith judgment of the Board of Directors it would be seriously detrimental to the Company and its Stockholders for such registration statement to be filed within such sixty (60) day period and it is therefore essential to defer the filing of such registration statement, the Company shall have an additional period of not more than 60 days after the expiration of the initial sixty (60) day period within which to file such registration statement; provided, that during such time the Company may not file a registration statement for securities to be issued and sold for its own account except as contemplated by Section 5.2(a)(ii)(E) above.

      If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request. In such event, if so requested in writing by the Company, the Initiating Holders shall negotiate with an underwriter selected by the Company with regard to the underwriting of such requested registration; provided, however, that if a majority in interest of the Initiating Holders have not agreed with such underwriter as to the terms and conditions of such underwriting within twenty (20) days following commencement of such negotiations, a majority in interest of the Initiating Holders may select an underwriter of their choice. The right of any Holder to registration pursuant to Section 5.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 5, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the Company shall so advise all Holders, and the number of shares of Registrable Securities that may be included in the registration and underwriting may be reduced up to an amount that is not less than twenty-five percent (25%) of all the securities included in such registration and the Registrable Securities to be included shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders; provided, however, that securities to be included in such registration statement as a result of piggyback registration rights not contained in this Article V as well as any securities to be offered by the Company, its officers and employees shall be excluded from the registration statement prior to the exclusion of any Registrable Securities held by the Holders and further provided that no Registrable Securities held by Holders other than the Founders shall be reduced if any Registrable Securities held by the Founders are included in the registration. If any Holder disapproves of the terms of the underwriting, he may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. If, by the withdrawal of such Registrable Securities, a greater number of Registrable Securities held by other Holders may be included in such registration (up to the limit imposed by the underwriters) the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the limitation as set forth above. Any Registrable Securities which are excluded from the underwriting by reason of the underwriter's marketing limitation or withdrawn from such underwriting shall be withdrawn from such registration.
    Piggyback Registration.
      If at any time or from time to time, the Company shall determine to register any of its securities, for its own account or the account of any of its Stockholders, other than a registration relating solely to employee benefit plans, or a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act, a transaction relating solely to the sale of debt or convertible debt instruments or a registration on any form (other than Form S-1, S-2 or S-3, or their successor forms) which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:
        give to each Holder written notice thereof as soon as practicable prior to filing the registration statement; and
        include in such registration and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within fifteen (15) days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in subsection (b) below.
      If the registration is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to subsection 5.3. In such event, the right of any Holder to registration pursuant to Section 5.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 5.3, if the managing underwriter advises the Holders who are participating in such underwriting in writing that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the registration and underwriting to an amount that is not less than twenty-five percent (25%) of all the securities included in such registration, or may exclude Registrable Securities entirely from such registration if the registration is the first registered offering for the sale of the Company's equity securities to the general public (provided that no shares held by officers and directors of the Company, other than Registrable Securities that may be owned by officers and directors, are included in the registration and underwriting and further provided that no Registrable Securities held by Holders other than the Founders shall be reduced if any Registrable Securities held by the Founders are included in the registration). The Company shall so advise all Holders, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated first among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement and next to holders of piggyback registration rights not contained in this Article V. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. If, by the withdrawal of such Registrable Securities, a greater number of Registrable Securities held by other Holders may be included in such registration (up to the limit imposed by the underwriters), the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.
    Form S-3. The Company shall use its reasonable best efforts to qualify for registration on Form S-3 or its successor form. After the Company has qualified for the use of Form S-3, Initiating Holders shall have the right at any time to request that the Company effect any registration on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of shares by such Holders), subject only to the following:
      The Company shall not be required to file a registration statement pursuant to this Section 5.4 within one hundred eighty (180) days of the effective date of any registration referred to in Sections 5.2 and 5.3 above.
      The Company shall not be required to file a registration statement pursuant to this Section 5.4 unless the Holder or Holders requesting registration propose to dispose of shares of Registrable Securities having an aggregate disposition price (before deduction of underwriting discounts and expenses of sale) of at least $1,000,000.
      The Company shall not be required to file more than two registration statements pursuant to this Section 5.4 within any twelve-month period.

    The Company shall give written notice to all Holders of Registrable Securities of the receipt of a request for registration pursuant to this Section 5.4 and shall provide a reasonable opportunity for other Holders to participate in the registration; provided, that if the registration is for an underwritten offering, the following terms shall apply to all participants in such offering: The right of any Holder to registration pursuant to Section 5.4 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 5.4, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the Company shall so advise all Holders, and the number of shares of Registrable Securities that may be included in the registration and underwriting may be reduced up to an amount that is not less than twenty-five percent (25%) of all the securities included in such registration and the Registrable Securities to be included shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders; provided, however, that securities to be included in such registration statement as a result of piggyback registration rights not contained in this Article V as well as any securities to be offered by the Company, its officers and employees shall be excluded from the registration statement prior to the exclusion of any Registrable Securities held by the Holders and further provided that no Registrable Securities held by Holders other than the Founders shall be reduced if any Registrable Securities held by the Founders are included in the registration. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. If, by the withdrawal of such Registrable Securities, a greater number of Registrable Securities held by other Holders may be included in such registration (up to the limit imposed by the underwriters), the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the limitation as set forth above. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition.

    Expenses of Registration. In addition to the fees and expenses contemplated by Section 5.6 hereof, all expenses incurred in connection with registrations pursuant to Sections 5.2, 5.3 and 5.4 hereof, including without limitation all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and expenses of any special audits of the Company's financial statements incidental to or required by such registration, shall be borne by the Company, except that the Company shall not be required to pay underwriters' fees, discounts or commissions relating to Registrable Securities or fees of a separate legal counsel of a Holder.
    Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration and as to the completion thereof. At its expense the Company will:
      keep such registration pursuant to Sections 5.2, 5.3 and 5.4 continuously effective for periods of one hundred twenty (120) days, or, in each case, such reasonable period necessary to permit the Holder or Holders to complete the distribution described in the registration statement relating thereto, whichever first occurs;
      promptly prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act, and to keep such registration statement effective for that period of time specified in Subsection 5.6(a) above;
      furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request;
      use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;
      subject to Subsection 5.2(a)(ii)(A), register or qualify such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as any Holder or underwriter reasonably requires, and keep such registration or qualification effective during the period set forth in Subsection 5.6(a) above;
      cause all Registrable Securities covered by such registrations to be listed on each securities exchange, including NASDAQ, on which similar securities issued by the Company are then listed or, if no such listing exists, use reasonable best efforts to list all Registrable Securities on one of the New York Stock Exchanges, the American Stock Exchange or NASDAQ; and
      cause its accountants to issue to the underwriter, if any, or the Holders, if there is no underwriter, comfort letters and updates thereof, in customary form and covering matters of the type customarily covered in such letters with respect to underwritten offerings;
      enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably, request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);
      make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, such financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply such information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; and
      if the offering is underwritten, at the request of any Holder of Registrable Securities to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such Holder, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements or other financial data contained therein) and (C) to such other effects as reasonably may be requested by counsel for the underwriters or by such Holder or its counsel and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five (5) business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request;
      notify each Holder, at any time a prospectus covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and
      take such other actions as shall be reasonably requested by any Holder.
    Indemnification.
      In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Sections 5.2, 5.3 or 5.4, the Company will indemnify, defend and hold harmless each Holder of such Registrable Securities thereunder, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Holder or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Holder, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and will indemnify each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Holder or underwriter specifically for use therein; provided, further, that the Company shall not be liable if any such omission or statement of material fact is corrected in a later prospectus that was provided to the Investors in a timely manner by the Company and the Investors did not deliver such updated prospectus.
      Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration is being effected, indemnify and hold harmless the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company and each underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder specifically for use therein; provided, however, the total amount for which any Holder, its officers, directors and partners, and any person controlling such Holder, shall be liable under this Section 5.7 shall not in any event exceed the aggregate proceeds received by such Holder from the sale of Registrable Securities sold by such Holder in such registration.
      Each party entitled to indemnification under this Section 5.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claims as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.
      Notwithstanding the foregoing, to the extent that the provisions on indemnification contained in the underwriting agreements entered into among the selling Holders, the Company and the underwriters in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling as to the Registrable Securities included in the public offering; provided, however, that if, as a result of this Subsection 5.7(d), any Holder, its officers, directors, and partners and any person controlling such Holder is held liable for an amount which exceeds the aggregate proceeds received by such Holder from the sale of Registrable Securities included in a registration, as provided in Subsection 5.7(b) above, pursuant to such underwriting agreement (the "Excess Liability"), the Company shall reimburse any such Holder for such Excess Liability.
      If the indemnification provided for in this Section 5.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder shall be obligated to contribute pursuant to this Subsection 5.7(e) shall be limited to an amount equal to the proceeds to such Holder of the Restricted Securities sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Restricted Securities).
      Survival of Indemnity. The indemnification provided by this Section 5.7 shall be a continuing right to indemnification and shall survive the registration and sale of any securities by any Person entitled to indemnification hereunder and the expiration or termination of this Agreement.
    Lockup Agreement. In consideration for the Company agreeing to its obligations under this Agreement, each Holder agrees in connection with any registration of the Company's securities (whether or not such Holder is participating in such registration) upon the request of the Company and the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days in the case of the Company's initial public offering and ninety (90) days in any other public offering) from the effective date of such registration as the Company and the underwriters may specify, so long as all Holders or stockholders holding more than one percent (1%) of the outstanding common stock and all officers and directors of the Company are, and continue to be, bound by a comparable obligation; provided, however, that nothing herein shall prevent any Holder that is a partnership or corporation from making a distribution of Registrable Securities to the partners or Stockholders thereof that is otherwise in compliance with applicable securities laws, so long as such distributees agree to be so bound.
    Rule 144. With a view to making available to Holders of Registrable Securities the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees at all times after ninety (90) days after the effective date of the first registration filed by the Company for an offering of its securities to the general public to:
      make and keep public information available, as those terms are understood and defined in Rule 144; and
      use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.
    Transfer of Registration Rights. The rights to cause the Company to register Registrable Securities of a Holder and other rights under this Section 5 may be assigned by a Holder to any partner or Stockholder of such Holder, to any other Holder, or to a transferee or assignee who receives at least 50,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend or recapitalization after the date of the first issuance of the Series A Preferred Stock); provided, that the Company is given written notice by the Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.
    Limitations on Subsequent Registration Rights. From and after the date these registration rights are granted, the Company shall not, without the prior written consent of the Investors with at least fifty-one percent (51%) of the outstanding shares of Registrable Securities held by all Investors, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Sections 5.2, 5.3 and 5.4 hereof other than rights subordinate to the rights of any Holder hereunder; provided, further, that granting registration rights to holders in connection with a Rule 145 transaction shall not require the approval of the Investors.
    Termination of Rights. The rights and obligations of the Company and the Stockholders set forth in this Article V shall terminate on December 31, 2006 (except for the provisions in regard to indemnification which shall continue and shall survive the termination hereof). Notwithstanding anything contained herein to the contrary, any Holder who may sell all such Holder's shares of Registrable Securities in any three-month period without registration pursuant to Rule 144 shall not be entitled to the registration rights set forth in Sections 5.2, 5.3 and 5.4 above.

  MISCELLANEOUS

    Information Rights. For so long as the Company is not subject to the periodic reporting requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Investors shall have the right to receive the information stated in this Section 6.1 from the Company.
      Periodic Financial and Other Information. So long as an Investor is the holder of not less than (i)100,000 shares of Series A Preferred Stock, (ii) 100,000 shares of Series B Preferred Stock, or (iii) 200,000 shares of Series A Preferred Stock and/or Series B Preferred Stock in the aggregate:
        within ninety (90) days after the end of each fiscal year of the Company, the Company will provide such Investor with financial statements of the Company for such fiscal year, consisting of an income statement, balance sheet and statement of changes in financial position, and prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") which may be audited by such Investor's internal auditors at such times and from time to time as such Investor deems appropriate; the Company shall provide such Investor with full access to its premise, officers, employees, books and records as shall be requested by such Investor in order to exercise such audit right;
        within forty-five (45) days after the end of each quarterly accounting period of each fiscal year of the Company, the Company will provide such Investor with an unaudited income statement, balance sheet and statement of changes in financial position with comparisons to budget and the immediately preceding fiscal year for such quarter and for the year to date, prepared in accordance with GAAP;
        within thirty (30) days after the end of each fiscal month, commencing with the first fiscal month ending after the date hereof or ending in the thirty (30) day period before the date hereof, the Company will provide such Investor with internal monthly financial and operating statements for such month, plus a statement setting forth a comparison by reasonable categories to the applicable budget and comparable figures for the prior year; and
        within thirty (30) days after the end of each fiscal year, the Company will provide such Investor with an annual budget for the next succeeding fiscal year, with the first such annual budget to be provided January 30, 2001;

      provided, however, that the Company need not provide any such budgets to any Investor which has entered into, or is actively preparing to enter into, significant competition with the Company.

      Additional Information. So long as an Investor is the holder of not less than (i)100,000 shares of Series A Preferred Stock, (ii) 100,000 shares of Series B Preferred Stock, or (iii) 200,000 shares of Series A Preferred Stock and/or Series B Preferred Stock in the aggregate, the Company will permit such Investor or any representative of such Investor to visit and inspect the Company's premises and properties, including its books and records of account, from time to time, and to discuss the Company's business, finances and accounts with the Company's officers at reasonable times during the Company's regular business hours, upon reasonable advance written notice to the Company and in a manner that will not unreasonably interfere with the normal business operations of the Company; and
      Books and Records. The Company will keep books and records of account in which full, accurate and correct entries in all material respects will be made of all dealings and transactions in relation to the business and affairs of the Company in accordance with GAAP.

    (d) For purposes of this Section 6.1, a HomeworkCentral Holder (as defined in the First Amendment to Stockholders Agreement executed in connection with the Company's acquisition of HomeworkCentral.com, Inc. on April 1, 2000) shall be deemed to be an "Investor" who is a "holder of not less than 100,000 shares of Series A Preferred Stock" so long as such HomeworkCentral Holder owns, individually or together with such HomeworkCentral Holder's family members, in excess of 100,000 shares of Common Stock of the Company, including all shares issuable upon conversion or exercise of convertible or exercisable securities held by such persons (and any trusts for the benefit thereof).

    Transfer of Stock. Except as otherwise expressly provided by this Agreement, each Stockholder agrees not to transfer any of his shares of capital stock of the Company unless the transferee agrees in writing to be bound by the terms and conditions of this Agreement and executes a counterpart of this Agreement, and unless such Stockholder has complied with applicable law and all provisions of this Agreement in connection with such transfer.
    Duration of Agreement. Except for those provisions that, by their terms, terminate sooner, the rights and obligations of the Company and each Stockholder under this Agreement shall terminate as to such Stockholder on the earliest to occur of the following: (a) the transfer in accordance with this Agreement of all Shares held by such Stockholder or (b) upon the written consent of the Company and the holders of at least a majority of the shares of capital stock then subject to this Agreement, based upon voting power and calculated on an "as if converted" basis, together with the consent of Investors and Founders holding at least sixty percent (60%) of the outstanding Shares held by the Investors and the Founders outstanding on the date hereof.
    Legend. In addition to any legends which the Company determines to be reasonably necessary at the time of issuance to comply with restrictions or requirements imposed by Federal or state securities laws or by General Corporation Law of the State of Delaware, each certificate representing shares of Series A Preferred Stock, Series B Preferred Stock and Common Stock shall bear the following legend, until such time as the shares of Series A Preferred Stock, Series B Preferred Stock and Common Stock represented thereby are no longer subject to the provisions hereof:

    "THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS AGREEMENT WHICH INCLUDES, AMONG OTHER THINGS, TRANSFER RESTRICTIONS AND A VOTING AGREEMENT. COPIES OF THE STOCKHOLDERS AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY'S SECRETARY."

    Severability; Governing Law. If any provisions of this Agreement shall be determined to be illegal or unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware.
    Injunctive Relief. It is acknowledged that it will be impossible to measure the damages that would be suffered by the nonbreaching party if any party fails to comply with the provisions of this Agreement and that in the event of any such failure, the nonbreaching parties will not have an adequate remedy at law. The non-breaching parties shall, therefore, be entitled to obtain specific performance of the breaching party's obligations hereunder and to obtain immediate injunctive relief. The breaching party shall not urge, as a defense to any proceeding for such specific performance or injunctive relief, that the nonbreaching parties have an adequate remedy at law. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assignees, legal representatives and heirs. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The administrator, executor or legal representative of any deceased or incapacitated Stockholder shall have the right to execute and deliver all documents and perform all acts necessary to exercise and perform the rights and obligations of such Stockholder under the terms of this Agreement.
    Additional Stockholders. Prior to being issued Shares, all future stockholders of the Company during the term of this Agreement shall agree to be Additional Stockholders and to be bound by the terms and provisions of this Agreement, including, without limitation, those who obtain Shares through the exercise of the options described in Section 3.1(d). The Company shall add Additional Stockholders by joinder whereby the Additional Stockholders shall sign a counterpart to this Agreement and the Schedule A hereto shall be amended to reflect the Shares issued to the Additional Stockholder. The joinder of an Additional Stockholder as contemplated by the preceding sentence shall not constitute an amendment to this Agreement requiring the consent of the existing Stockholders except as may otherwise required by this Agreement in connection with the issuance of such Shares. Promptly following the addition of an Additional Stockholder, the Company shall distribute to all Stockholders copies of this Agreement executed by the Additional Stockholder with a revised Schedule A.
    Modification or Amendment. Neither this Agreement nor any provisions hereof can be modified, amended, changed, discharged or terminated except by an instrument in writing, signed by the Company and the holders of at least a majority of the shares of capital stock then subject to this Agreement, based upon voting power and calculated on an "as if converted" basis, together with the consent of Investors and Founders holding at least sixty percent (60%) of the outstanding Shares held by the Investors and the Founders outstanding on the date hereof.
    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.
    Notices. All notices to be given or otherwise made to any party to this Agreement shall be deemed to be sufficient if contained in a written instrument, delivered by hand in person, or by express overnight courier service, or by electronic facsimile transmission (with a copy sent by first-class mail, postage prepaid), or by registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth on Schedule A to the Series B Stock Purchase Agreement or at such other address as may heretofore or hereafter been designated in writing by the addressee to the addressor.

    All such notices shall, when mailed or transmitted, be effective when received or when attempted delivery is refused.

    No Other Agreements. Each Stockholder represents that he has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no holder of Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.
    Certificate of Incorporation and Bylaws. The certificate of incorporation and bylaws of the Company may be amended in any manner permitted thereunder, except that neither the certificate nor the bylaws shall be amended in any manner that would conflict with, or be inconsistent with, the provisions of this Agreement.
    Significant Competition. Each of the Stockholders covenants that, in the event such Stockholder actively prepares to enter into significant competition with the Company, such Stockholder shall provide immediate notice to the Company in writing. Each of the Stockholders covenants that it will promptly respond to any inquiries by the Company regarding (i) whether such Stockholder has entered into, or is actively preparing to enter into, significant competition with the Company and (ii) the extent of any such competition
    Stock Splits, etc. All references in this Agreement to share numbers and thresholds based on share numbers are subject to proportional adjustments for stock splits, stock combinations, stock dividends or other like forms of recapitalization.

IN WITNESS WHEREOF, the Company, the Investors and the Founders have executed this agreement in counterparts as of the date first above specified.

"Company" BIGCHALK.COM, INC. By: /s/ John J. Lynch, Jr. Name: John J. Lynch, Jr. Title: President & CEO
"Stockholders" TBG INFORMATION INVESTORS LLC By: /s/ Jack W. Blumenstein Name: Jack W. Blumenstein Title: President
CORE LEARNING GROUP LLC By: /s/ William E. Oberndorf Name: William E. Oberndorf Title: Chairman
CORE LEARNING GROUP BC, LLC By: /s/ William E. Oberndorf Name: William E. Oberndorf Title: Chairman
APA EXCELSIOR V, L.P. By: APA Excelsior Partners L.P., its General Partner By: Patricof & Co. Managers, Inc. its General Partner By: /s/ George M. Jenkins Name: George M. Jenkins Title:

PATRICOF PRIVATE INVESTMENT CLUB II, L.P.

By: APA Excelsior Partners L.P.,
its General Partner
By: Patricof & Co. Managers, Inc.
its General Partner

 By: /s/ George M. Jenkins

Name: George M. Jenkins
Title:

SOFTBANK VENTURES, INC. By: /s/ Keisoko Chuman Name: Keisoko Chuman Title: President & CEO
BELL & HOWELL INFORMATION AND LEARNING COMPANY By: /s/ Nils Johanson Name: Nils Johanson Title: Vice President
INFONAUTICS, INC. By: /s/ David Van Riper Morris Name: David Van Riper Morris Title: President & CEO
IGSB LSP I, LLC By: /s/ Timothy K. Bliss Name: Timothy K. Bliss Title: Manager

"Additional Stockholders" Stockholder: By: /s/ Frank A. Bonsal, Jr. Name: Frank A. Bonsal, Jr. Title:
Stockholder: By: Name: Title:
Stockholder: By: Name: Title:
Stockholder: By: Name: Title:
Stockholder: By: Name: Title:

.:

SCHEDULE A

FORMATION ISSUANCES

Founders	Number of Shares of Common Stock
BELL & HOWELL INFORMATION AND LEARNING COMPANY	10,366,667
INFONAUTICS, INC.	4,633,333
Gerald Frankel
Anne Toder
Toder Trust
Peter C. Van Roden
[Executive Officers](1)
[Directors](1)

(1) For purposes of Article III (Right of First Offer) of this agreement, this party shall not be deemed to be a "Founder" and shall not be deemed to be a party to said Article III.

SERIES A PREFERRED STOCK

Investors	Number of Shares of Series A Preferred Stock
TBG INFORMATION INVESTORS LLC	3,010,000
CORE LEARNING GROUP LLC	2,510,000
CORE LEARNING GROUP BC, LLC	500,000
APA EXCELSIOR V, L.P.	1,486,941
PATRICOF PRIVATE INVESTMENT CLUB II, L.P.	18,060
FRANK A. BONSAL, JR.	35,715
WS INVESTMENT COMPANY 99B	14,286
ALAN K. AUSTIN	14,286
THE SAN DOMENICO TRUST	3,286
TIMOTHY J. SPARKS	7,143
DANIEL K. YUEN	285
SERIES A PREFERRED TOTAL	7,600,002

SERIES B PREFERRED STOCK

Investors	Number of Shares of Series B Preferred Stock

ADDITIONAL ISSUANCES

NAME	Number and Class of Shares